Exhibit 99.1

LifePoint Hospitals Reports Fourth Quarter and Year-End 2007 Results

Company Issues 2008 Guidance

BRENTWOOD, Tenn.--(BUSINESS WIRE)--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the fourth quarter and year ended December 31, 2007.

For the fourth quarter ended December 31, 2007, revenues from continuing operations were $658.4 million, up 4.7% from $629.1 million for the same period a year ago. Income from continuing operations for the quarter decreased 18.7% to $31.0 million, or $0.54 per diluted share, compared with income from continuing operations for the fourth quarter of 2006 of $38.1 million, or $0.67 per diluted share. Net income for the quarter decreased 20.1% to $30.6 million, or $0.53 per diluted share, compared with net income of $38.4 million, or $0.68 per diluted share, for the same period a year ago.

For the year ended December 31, 2007, revenues from continuing operations were $2.6 billion, up 9.7% from $2.4 billion for the year ended December 31, 2006. Income from continuing operations for the year ended December 31, 2007, decreased 12.9% to $125.9 million, or $2.20 per diluted share, compared with income from continuing operations for the year ended December 31, 2006, of $144.5 million, or $2.57 per diluted share. Net income for the year ended December 31, 2007, decreased 30.2% to $102.0 million, or $1.79 per diluted share, compared with net income for the year ended December 31, 2006, of $146.2 million, or $2.60 per diluted share.

In commenting on the results, William F. Carpenter III, president and chief executive officer of LifePoint Hospitals, said, “We are pleased today to report that our year-end results were in line with the guidance given in July. These results evidence the steadfast commitment of our management and hospital operations teams to providing quality care in a fiscally responsible manner. Our objective in 2008 will be to enhance long-term value for our stockholders by focusing on our mission of making communities healthier.”

The Company also issued the following guidance for 2008 (dollars in millions, except EPS):

Estimated Net Revenue	$2,650- $2,770
Estimated Adjusted EBITDA	$430- $460
Estimated EPS	$2.25- $2.55
Estimated Inpatient Admission Growth	(1)% - 1%
Estimated Adjusted Admission Growth	0.5% - 2.5%
Estimated Capital Expenditures	$160- $175

A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals’ fourth quarter and year-end 2007 conference call will be available on line at www.lifepointhospitals.com and www.earnings.com on Friday, February 8, 2008, beginning at 10:00 a.m. Eastern Time.

LifePoint Hospitals, Inc. is a leading hospital company focused on providing healthcare services in non-urban communities in 18 states. Of the Company’s 49 hospitals, 44 are in communities where LifePoint Hospitals is the sole community hospital provider. LifePoint Hospitals’ non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering compassionate, high quality patient care; supporting physicians; creating an outstanding environment for employees; providing unmatched community value; and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with approximately 21,000 employees. More information about LifePoint Hospitals can be found on its website, www.lifepointhospitals.com.

Important Legal Information

Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint’s future results are beyond LifePoint’s ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risks and uncertainties, including, without limitation: (i) effective efforts by government and commercial third-party payors to reduce healthcare spending, including changes in the manner in which payments are made to hospitals or insured persons; (ii) an increase in "high deductible" health insurance plans, and increased co-pays and deductibles; (iii) continuing increases in "bad debt" or the cost of providing care to uninsured or under-insured persons who are not able to pay all or any part of such costs; (iv) the rising number of uninsured or under-insured individuals in the United States; (v) a reduction in funding for state Medicaid programs, the implementation of cost limits placed on hospitals by Federal legislation, and a reduction of Medicaid payments resulting from a successful challenge to one or more state Medicaid programs; (vi) amounts collected from uninsured accounts receivable and the adequacy of our reserves for bad debt; (vii) lower rates of hospital admissions and adjusted admissions; (viii) periodic changes or reductions in Medicare and Medicaid reimbursement payments including the implementation of MS-DRGs and proposed changes to the Medicare outpatient prospective payment system; (ix) the increasing relationship of clinical quality to reimbursement rates; (x) rising operating costs including the increasing cost of hospital supplies and medical technology; (xi) the availability, cost and terms of contractual labor and healthcare service providers including nurses and certain physicians such as anesthesiologists, radiologists and emergency room physicians; (xii) the ability to recruit and retain independent and employed physicians, other healthcare service providers and effective management personnel; (xiii) adverse changes in or requirements of state and federal laws, regulations, policies and procedures applicable to the Company; (xiv) increased scrutiny from accreditation agencies such as The Joint Commission; (xv) whether capital expenditures and other aspects of our business plan intended, at least in part, to allow our hospitals to provide a larger portion of the healthcare services sought by residents in our markets will be effective; (xvi) whether we are able to execute successfully strategies to significantly grow patient volumes and revenues; (xvii) changes in the Company's operating or expansion strategies and, if made, our ability to successfully execute such changed strategies; (xviii) the highly competitive nature of the healthcare business, including competition from outpatient facilities, physicians on the medical staffs of our hospitals, physician offices and facilities in larger towns and cities; (xix) the ability to make acquisitions or divestitures, and to enter into joint ventures, on favorable terms and conditions, and to successfully integrate and operate acquired facilities; (xx) the increasing pressure to allow physicians to own a portion of our hospitals, and our ability to effectively manage hospitals with physician partners; (xxi) the geographic concentration of LifePoint's operations and changes in general economic conditions in the Company's markets; (xxii) the ability to successfully operate and integrate newly-acquired and de novo facilities; (xxiii) the availability and terms of capital and liquidity to fund LifePoint's business strategies; (xxiv) the Company's substantial indebtedness and changes in interest rates, our credit ratings, the amount or terms of our indebtedness and our liquidity; (xxv) changes in, or interpretations of, generally accepted accounting principles or practices; (xxvi) volatility in the market value of LifePoint's common stock; (xxvii) the ability to manage successfully risks, including those that could result in losses to us because we are significantly self-insured; (xxviii) the availability, cost and terms of insurance coverage; (xxix) malpractice litigation and costs, and the risks associated with credentialing decisions and governmental investigations; (xxx) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers, including whistleblowers investigations; (xxxi) our reliance on information technology systems maintained by HCA -IT and the cost and other difficulties associated with converting facilities from one information system to another; (xxxii) the ability to successfully negotiate and implement our future agreements for information technology and systems; (xxxiii) the costs of complying with the Americans with Disabilities Act and related litigation; and (xxxiv) those other risks and uncertainties described from time to time in LifePoint's filings with the Securities and Exchange Commission. Therefore, LifePoint’s future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

LIFEPOINT HOSPITALS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Dollars in millions, except per share amounts

	Three Months Ended December 31,				Year Ended December 31,
	2007		2006		2007		2006
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Revenues	$658.4	100.0%	$629.1	100.0%	$2,630.1	100.0%	$2,397.2	100.0%

Salaries and benefits	260.5	39.6	244.2	38.8	1,034.6	39.3	944.0	39.4
Supplies	91.1	13.8	89.4	14.2	362.0	13.8	336.1	14.0
Other operating expenses	121.7	18.5	109.3	17.4	478.8	18.3	410.0	17.1
Provision for doubtful accounts	81.1	12.3	66.9	10.6	314.2	11.9	257.4	10.7
Depreciation and amortization	33.1	5.1	31.6	5.1	132.4	5.0	107.8	4.5
Interest expense, net	22.0	3.3	27.1	4.3	95.7	3.6	102.2	4.3
	609.5	92.6	568.5	90.4	2,417.7	91.9	2,157.5	90.0

Income from continuing operations before minority interests and income taxes

	48.9	7.4	60.6	9.6	212.4	8.1	239.7	10.0
Minority interests in earnings of consolidated entities
	0.3	-	0.2	-	1.9	0.1	1.3	0.1
Income from continuing operations before income taxes
	48.6	7.4	60.4	9.6	210.5	8.0	238.4	9.9
Provision for income taxes	17.6	2.7	22.3	3.5	84.6	3.2	93.9	3.9
Income from continuing operations	31.0	4.7	38.1	6.1	125.9	4.8	144.5	6.0

Discontinued operations, net of income taxes:

Income (loss) from discontinued operations
	-	-	0.2	-	(6.8)	(0.3)	(3.2)	(0.1)
Impairment charge	(0.4)	-	-	-	(16.5)	(0.6)	-	-
Net gain (loss) on sale of hospitals
	-	-	0.1	-	(0.6)	-	4.2	0.2
Income (loss) from discontinued operations
	(0.4)	-	0.3	-	(23.9)	(0.9)	1.0	0.1

Cumulative effect of change in accounting principle, net of income taxes

	-	-	-	-	-	-	0.7	-
Net income	$30.6	4.7%	$38.4	6.1%	$102.0	3.9%	$146.2	6.1%

Basic earnings (loss) per share:
Continuing operations	$0.55		$0.68		$2.24		$2.60
Discontinued operations	(0.01)		0.01		(0.42)		0.02
Cumulative effect of change in accounting principle
	-		-		-		0.01
Net income	$0.54		$0.69		$1.82		$2.63

Diluted earnings (loss) per share:
Continuing operations	$0.54		$0.67		$2.20		$2.57
Discontinued operations	(0.01)		0.01		(0.41)		0.02
Cumulative effect of change in accounting principle
	-		-		-		0.01
Net income	$0.53		$0.68		$1.79		$2.60
LIFEPOINT HOSPITALS, INC.
UNAUDITED EARNINGS (LOSS) PER SHARE CALCULATION
Dollars and shares in millions, except per share amounts

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Income from continuing operations	$31.0	$38.1	$125.9	$144.5
Income (loss) from discontinued operations	(0.4)	0.3	(23.9)	1.0
Cumulative effect of change in accounting principle	-	-	-	0.7
	$30.6	$38.4	$102.0	$146.2

Basic weighted average number of shares	56.3	55.7	56.2	55.6
Other share equivalents	1.0	0.9	1.0	0.7
Diluted weighted average number of shares and equivalents	57.3	56.6	57.2	56.3

Basic earnings (loss) per share:
Continuing operations	$0.55	$0.68	$2.24	$2.60
Discontinued operations:
Income (loss) from discontinued operations	-	0.01	(0.12)	(0.06)
Impairment charge	(0.01)	-	(0.29)	-
Net gain (loss) on sale of hospitals	-	-	(0.01)	0.08
Income (loss) from discontinued operations	(0.01)	0.01	(0.42)	0.02
Cumulative effect of change in accounting principle	-	-	-	0.01

Net income	$0.54	$0.69	$1.82	$2.63

Diluted earnings (loss) per share:
Continuing operations	$0.54	$0.67	$2.20	$2.57
Discontinued operations:
Income (loss) from discontinued operations	-	0.01	(0.11)	(0.06)
Impairment charge	(0.01)	-	(0.29)	-
Net gain (loss) on sale of hospitals	-	-	(0.01)	0.08
Income (loss) from discontinued operations	(0.01)	0.01	(0.41)	0.02
Cumulative effect of change in accounting principle	-	-	-	0.01

Net income	$0.53	$0.68	$1.79	$2.60
LIFEPOINT HOSPITALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
In millions

	Dec. 31,	Dec. 31,
	2007	2006 (1)
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$53.1	$12.2
Accounts receivable, less allowances for doubtful accounts of $376.3 and $326.2 at December 31, 2007 and December 31, 2006, respectively
	304.5	321.6
Inventories	69.3	65.9
Assets held for sale	-	155.1
Prepaid expenses	12.4	12.6
Income taxes receivable	27.9	11.2
Deferred tax assets	113.6	49.2
Other current assets	20.6	20.6
	601.4	648.4
Property and equipment:
Land	72.8	76.8
Buildings and improvements	1,219.6	1,061.5
Equipment	674.1	597.7
Construction in progress	34.1	72.0
	2,000.6	1,808.0
Accumulated depreciation	(582.9)	(468.6)
	1,417.7	1,339.4

Deferred loan costs, net	38.6	31.1
Intangible assets, net	52.4	33.7
Other	4.4	4.5
Goodwill	1,512.0	1,581.3
	$3,626.5	$3,638.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$95.6	$108.4
Accrued salaries	66.7	68.3
Accrued interest	10.6	11.3
Other current liabilities	88.1	115.8
Current maturities of long-term debt	0.5	0.5
	261.5	304.3

Long-term debt	1,516.9	1,668.4
Deferred income taxes	113.2	120.5
Professional and general liability claims and other liabilities	120.0	82.3
Long-term income tax liability	55.5	-

Minority interests in equity of consolidated entities	15.2	12.9

Stockholders' equity:
Preferred stock	-	-
Common stock	0.6	0.6
Capital in excess of par value	1,084.9	1,044.4
Unearned ESOP compensation	(3.1)	(6.4)
Accumulated other comprehensive loss	(19.8)	(9.6)
Retained earnings	522.8	421.0
Common stock in treasury, at cost	(41.2)	-
	1,544.2	1,450.0
	$3,626.5	$3,638.4

(1) Derived from audited financial statements.
LIFEPOINT HOSPITALS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In millions

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$30.6	$38.4	$102.0	$146.2
Adjustments to reconcile net income to net cash provided by operating activities:

Loss (income) from discontinued operations	0.4	(0.3)	23.9	(1.0)
Cumulative effect of a change in accounting principle, net of income taxes
	-	-	-	(0.7)
Stock-based compensation	6.3	3.7	18.8	13.2
ESOP expense (non-cash portion)	1.8	2.2	9.0	9.1
Depreciation and amortization	33.1	31.6	132.4	107.8
Amortization of deferred loan costs	1.8	1.3	6.7	5.3
Minority interests in earnings of consolidated entities	0.3	0.2	1.9	1.3
Deferred income taxes (benefit)	37.8	50.6	(14.9)	45.2
Reserve for professional and general liability claims, net	1.1	(1.1)	5.1	6.2
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:

Accounts receivable	5.9	15.1	(8.8)	(46.8)
Inventories and other current assets	6.5	4.3	(6.2)	(11.4)
Accounts payable and accrued expenses	(1.4)	(9.4)	(29.5)	21.5
Income taxes payable/receivable	(43.2)	(45.0)	(4.0)	(31.4)
Other	1.0	(2.7)	4.2	(0.1)
Net cash provided by operating activities -
continuing operations	82.0	88.9	240.6	264.4
Net cash provided by (used in) operating activities -
discontinued operations	5.5	(5.9)	22.5	(18.5)
Net cash provided by operating activities	87.5	83.0	263.1	245.9

Cash flows from investing activities:
Purchase of property and equipment	(53.0)	(61.8)	(164.1)	(196.3)
Acquisitions, net of cash acquired	-	(0.3)	-	(281.3)
Other	(0.7)	(2.9)	0.5	(3.6)
Net cash used in investing activities-
continuing operations	(53.7)	(65.0)	(163.6)	(481.2)
Net cash (used in) provided by investing activities - discontinued operations
	(0.1)	37.2	107.4	65.8
Net cash used in investing activities	(53.8)	(27.8)	(56.2)	(415.4)

Cash flows from financing activities:
Proceeds from borrowings	-	-	615.0	260.0
Payments of borrowings	-	(90.0)	(765.9)	(110.0)
Proceeds from exercise of stock options	0.2	0.2	12.7	0.6
Proceeds received for completion of new hospital	-	-	14.7	-
Payment of debt issue costs	-	-	(14.2)	(1.0)
Repurchase of common stock	(29.0)	-	(29.0)	-
Other	(0.3)	(0.4)	0.7	1.7
Net cash (used in) provided by financing activities	(29.1)	(90.2)	(166.0)	151.3

Change in cash and cash equivalents	4.6	(35.0)	40.9	(18.2)
Cash and cash equivalents at beginning of period	48.5	47.2	12.2	30.4
Cash and cash equivalents at end of period	$53.1	$12.2	$53.1	$12.2

Supplemental disclosure of cash flow information:
Interest payments	$23.5	$43.2	$95.6	$107.2
Capitalized interest	$0.1	$0.4	$1.7	$1.2
Income taxes paid, net	$22.9	$12.5	$103.2	$75.8
LIFEPOINT HOSPITALS, INC.
UNAUDITED STATISTICS

	Three Months Ended			Year Ended
	December 31,			December 31,
			%			%
	2007	2006	Change	2007	2006	Change
Continuing Operations: (1)
Number of hospitals at end of period	48	48	-%	48	48	-%
Admissions	47,990	50,119	(4.2)	196,755	189,622	3.8
Equivalent admissions (2)	94,199	97,103	(3.0)	386,820	368,436	5.0
Licensed beds at end of period	5,662	5,639	0.4	5,662	5,639	0.4
Weighted average licensed beds	5,677	5,639	0.7	5,671	5,419	4.7
Revenues per equivalent admission	$6,985	$6,470	8.0	$6,794	$6,502	4.5
Outpatient factor (2)	1.96	1.94	1.0	1.97	1.94	1.5
Emergency room visits	220,755	216,843	1.8	891,990	835,948	6.7
Inpatient surgeries	14,368	14,586	(1.5)	58,130	56,229	3.4
Outpatient surgeries	36,244	36,232	-	147,116	140,881	4.4
Average daily census	2,250	2,282	(1.4)	2,297	2,202	4.3
Average length of stay	4.3	4.2	2.4	4.3	4.2	2.4
Medicare case mix index	1.29	1.22	5.7	1.25	1.23	1.6

(1)    Continuing operations excludes the operations of hospitals that the Company classifies as discontinued operations.  The acquisition of hospitals effective July 1, 2006, affects the comparability for the years ended December 31, 2007 and 2006.

(2)      Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume.  Equivalent admissions is computed by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue divided by gross inpatient revenue).  The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

LIFEPOINT HOSPITALS, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

Dollars in millions

Adjusted EBITDA is defined as earnings before depreciation and amortization, interest expense, minority interests in earnings of consolidated entities, income taxes, discontinued operations and cumulative effect of change in accounting principle. LifePoint’s management and Board of Directors use adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use adjusted EBITDA for certain financial covenants. The Company believes adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with U.S. generally accepted accounting principles and is susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended				Year Ended
	December 31,				December 31,
	2007		2006		2007		2006
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Revenues	$658.4	100.0%	$629.1	100.0%	$2,630.1	100.0%	$2,397.2	100.0%

Salaries and benefits	260.5	39.6	244.2	38.8	1,034.6	39.3	944.0	39.4
Supplies	91.1	13.8	89.4	14.2	362.0	13.8	336.1	14.0
Other operating expenses	121.7	18.5	109.3	17.4	478.8	18.3	410.0	17.1
Provision for doubtful accounts	81.1	12.3	66.9	10.6	314.2	11.9	257.4	10.7
	554.4	84.2	509.8	81.0	2,189.6	83.3	1,947.5	81.2
Adjusted EBITDA	$104.0	15.8%	$119.3	19.0%	$440.5	16.7%	$449.7	18.8%
The following table reconciles adjusted EBITDA as presented above to net income as reflected in the unaudited condensed consolidated statements of operations:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Adjusted EBITDA	$104.0	$119.3	$440.5	$449.7

Less:
Depreciation and amortization	33.1	31.6	132.4	107.8
Interest expense, net	22.0	27.1	95.7	102.2
Minority interests in earnings of consolidated entities	0.3	0.2	1.9	1.3
Provision for income taxes	17.6	22.3	84.6	93.9
Loss (income) from discontinued operations	0.4	(0.3)	23.9	(1.0)
Cumulative effect of change in accounting principle	-	-	-	(0.7)
Net income	$30.6	$38.4	$102.0	$146.2

CONTACT:
LifePoint Hospitals, Inc.
David M. Dill, Chief Financial Officer, 615-372-8512